UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Cytomedix, Inc. (the “Company”) previously filed (i) a Current Report on Form 8-K on February 8, 2012 to report that the Company had completed the acquisition of 100% of the issued and outstanding capital stock and convertible promissory notes of Aldagen, Inc. (the “Initial Report”), (ii) Amendment No. 1 to the Initial Report on March 29, 2012, to provide Aldagen’s audited financial statements required by part (a) of Item 9.01 of Form 8-K and certain pro forma financial information required by part (b) of Item 9.01 of Form 8-K (the “Amendment No. 1”), and (iii) Amendment No. 2 to the Initial Report on August 14, 2012 to re-file the Report (the “Audit Report”) of Ernst & Young, LLP, independent registered public accounting firm (“E&Y”) issued in connection with the audited financial statements of Aldagen, Inc., which was revised to correct several clerical errors contained therein (all together the “8-K Filing”).

The purpose of this Amendment No. 3 to the Form 8-K Filing is to update the pro forma financial information to comply with the age of financial statements requirements under the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder. Except as described herein, the information contained in the Form 8-K Filing has not been updated or amended, and the Company undertakes no obligation to update or revise the information set forth herein, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(a)          Pro Forma Financial Information

The unaudited pro forma financial information for the six months ended June 30, 2012 is furnished as Exhibit 99.1 to this Amendment No. 3 to the Form 8-K Filing and incorporated into this Item 9.01(b) by reference.

(d)          Exhibits

99.1	Unaudited Pro forma Condensed Combined Statement of Operations for the six months ended June 30, 2012 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: August 31, 2012